UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2007

Global Food Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-31385	52-2257546
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1656 Kraft Road, Pocatello, Idaho 83204
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: 559-589-0100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On March 14, 2007, the Board of Directors of Global Food Technologies, Inc. (the “Company”), determined that the treatment of stock issuances made under an agreement with Global Media Fund, LLC originally recorded and reported on its Annual Report of Form 10-KSB, filed on July 6, 2006, for the year ended December 31, 2005 (the “2005 10-KSB”), was incorrect and required a revision. The Board of Directors has determined that the financial statements in the Company’s 2005 Form 10-KSB should not be relied upon.  The Board of Directors has discussed this matter with the Company’s registered independent public accounting firm, Weinberg & Co., P.A., and they are in agreement that this correction is necessary.

The Company intends to file an Amendment No. 1 to the 2005 10-KSB. Amendment No. 1 is being filed to reflect the recognition of additional expense of $1,008,333 related to stock issuances that were made to Global Media Fund during fiscal year 2005. The stock issuances were previously being amortized over a 36 month period. This change in the classification will result in an increase in the Company’s net loss for fiscal year 2005 from $10,590,394 to $11,598,727. The Company will also revise the related narrative as it relates to these changes in the condensed consolidated income statements and balance sheet.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 23, 2007	GLOBAL FOOD TECHNOLOGIES, INC.

By: _________________________________
Marshall F. Sparks, Chief Financial Officer